UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2017

Ohr Pharmaceutical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-88480	46-5622433
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

800 Third Avenue, 11th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 682-8452
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on May 10, 2017, the Board of Directors of Ohr Pharmaceutical, Inc. (the “Company”) elected Hon. Michael A. Ferguson as a director of the Company and Chairman of the Board. In connection with his election, the Compensation Committee of the Board of Directors approved a grant of stock options to purchase 750,000 shares of the Company’s common stock at an exercise price of $0.65 per share (the “Grant”) pursuant to the Company’s 2016 Consolidated Stock Incentive Plan (the “Plan”), of which (i) options to purchase 250,000 shares of common stock vested immediately; (ii) options to purchase 250,000 shares of common stock will vest on May 12, 2018; and (iii) options to purchase 250,000 shares of common stock will vest on May 12, 2019. The Board of Directors determined that the Grant exceeded the limit of 500,000 shares of the Company’s common stock which may be granted per calendar year to any participant under the Plan by 250,000 shares and the Grant should be amended to adjust the unvested portion of the Grant. Pursuant to its authority under Article XVIII of the Plan, the Compensation Committee of the Board of Directors determined that 250,000 of the 500,000 unvested options would be rescinded and canceled, resulting in an amended award to Mr. Ferguson of options to purchase of 500,000 shares of the Company’s common stock (the “Amended Grant”). Under the Amended Grant, options to purchase 125,000 shares will vest on both the first and second year anniversaries of the date of grant (May 12, 2018 and May 12, 2019). Mr. Ferguson is in full agreement with this action. In addition, the Board of Directors reviewed past executive and director equity awards under the Plan and determined that there were no other instances in which such limit was exceeded.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC
(Registrant)

Date: October 20, 2017	By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer